UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2007

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3— Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

On December 20, 2007 Insmed Incorporated received a letter from the Staff of the Nasdaq Stock Market (“Nasdaq”) indicating that the registrant had failed to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share for continued listing of the registrant’s common stock on the Nasdaq Global Market as set forth in Marketplace rule 4450(a) (5) (the “Staff Determination”). As a result, the registrant’s common stock is subject to be delisted from the Nasdaq Global Market on December 31, 2007. The registrant has requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination and as a result the potential delisting of the registrant’s common stock from the Nasdaq Global Market, has been stayed pending the decision of the Panel. There can be no assurance that the Panel will reverse the Staff Determination.

If the Panel does not reverse the Staff Determination, the registrant’s common stock shall be delisted from the Nasdaq Global Market. Following such delisting, the Company’s common stock could be eligible to trade the Nasdaq Capital Market, or on the OTC Bulletin Board . To be eligible to trade on the OTC Bulletin, a market maker would have to make an application to register in and quote the Company’s common stock in accordance with SEC Rule 15c-11 and such application would have to be cleared.

The Company issued a press release to announce the Staff Determination, a copy of which is attached hereto as Exhibit 99.1.

Information contained herein, including the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Insmed Incorporated on December 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated
Date: December 26, 2007
	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.,
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Insmed Incorporated on December 26, 2007